Exhibit 23.2



                           [ERNST & YOUNG LETTERHEAD]











               Consent of Ernst & Young LLP, Independent Auditors

We consent to the reference to our firm under the caption "Experts" in the
Registration Statement (Form S-3 No. 333-     ) and related Prospectus of The
Network Connection, Inc. for the registration of 350,000 shares of its common stock and to the incorporation by reference therein of our report dated March 9, 1995, with respect to the financial statements of The Network Connection, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1994, filed with the Securities and Exchange Commission.



                                                       /s/ Ernst & Young LLP

Atlanta, Georgia
June 25, 1996